AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet@ financialrelations board.com
jschmidt @htlf.com

FOR IMMEDIATE RELEASE
FRIDAY, MAY 5, 2006

HEARTLAND FINANCIAL USA, INC. REPORTS LITIGATION LOSS AND A RESULTING RESTATEMENT OF PREVIOUSLY RELEASED FIRST QUARTER EARNINGS

NOTE: The following is a revised copy of Heartland Financial USA, Inc.’s press release announcing earnings for the quarter ended March 31, 2006. As previously disclosed, Heartland and Wisconsin Community Bank, a wholly-owned subsidiary, were defendants in a lawsuit regarding a breach of contract claim relating to the sale of Wisconsin Community Bank’s Eau Claire branch and Heartland filed a counterclaim against the plaintiff. On May 3, 2006, Heartland was notified that a verdict was entered awarding the plaintiff $2.4 million on its claim and awarding Heartland $286,000 for its counterclaim against the plaintiff. Heartland has recorded the judgments in the first quarter of 2006. Therefore, the original earnings release, dated April 25, 2006, and issued prior to the announcement of the court’s judgments, is being revised by this earnings release and should not be relied upon. The revised release is as follows:

First Quarter 2006 Highlights

▪	Net interest margin improved by 17 basis points over first quarter 2005
▪	Average earning assets increased 8% over first quarter 2005
▪	Net litigation loss of $2.1 million recorded during the first quarter of 2006
▪	Exclusive of the judgment, net income improved by 9% over first quarter 2005

	Three Months Ended March 31,
	2006	2005
Net income (in millions)	$4.5	$5.3
Diluted earnings per share	.27	.32

Return on average assets	.65%	.81%
Return on average equity	9.56	12.06
Net interest margin	4.14	3.97

“While we are disappointed in the decision of the trial court, we are delighted to report that our net interest margin continues to grow despite a yield curve that remains essentially flat. Not only are we experiencing solid loan growth, but our balance sheet remains well-positioned for an increasing rate environment.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, May 5, 2006—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported revised earnings for the first quarter of 2006. Net income for the quarter ended March 31, 2006, was $4.5 million, or $0.27 per diluted share, compared to net income of $5.3 million, or $0.32 per diluted share, during the first quarter of 2005. Return on average equity was 9.56 percent and return on average assets was 0.65 percent for the first quarter of 2006, compared to 12.06 percent and 0.81 percent, respectively, for the same quarter in 2005.

As previously disclosed, Heartland and Wisconsin Community Bank, a wholly-owned bank subsidiary, were defendants in a lawsuit regarding a breach of contract claim relating to the 2002 sale of Wisconsin Community Bank’s Eau Claire branch. Heartland and Wisconsin Community Bank filed a counterclaim against the plaintiff. The matters were tried in the State of Wisconsin Circuit Court, St. Croix County, in December, 2005. On May 3, 2006, Heartland was notified by the court that a verdict was entered awarding the plaintiff $2.4 million for its original claim and awarding Heartland $286,000 for its counterclaim against the plaintiff. Heartland has recorded the judgments in the quarter ended March 31, 2006. Heartland and its legal counsel are reviewing the judgments to determine what post-trial motions Heartland will file. The pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while the $286,000 award under the counterclaim was recorded as a loan loss recovery. The net after tax adjustment to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first quarter of 2006 was $5.7 million, or $0.35 per diluted share, an increase of $482,000 or 9 percent over the first quarter of 2005. Because of the non-recurring nature of this expense, Heartland believes that this pro-forma presentation is important for investors to understand Heartland’s financial performance for the first quarter of 2006.

Lynn B. Fuller, Heartland’s chairman, president and CEO stated, “While we are disappointed in the decision of the trial court, we are delighted to report that our net interest margin continues to grow despite a yield curve that remains essentially flat. Not only are we experiencing solid loan growth, but our balance sheet remains well-positioned for an increasing rate environment. Given a steady rate scenario, we anticipate our net interest margin will also hold constant for the remainder of the year.”

Net interest margin, expressed as a percentage of average earning assets, was 4.14 percent during the first quarter of 2006 compared to 3.97 percent for the first quarter of 2005 and 3.97 percent for the fourth quarter of 2005. Net interest income on a tax-equivalent basis totaled $25.7 million during the first quarter of 2006, an increase of $2.9 million or 13 percent from the $22.8 million recorded during the first quarter of 2005. Contributing to this increase was the $186.0 million or 8 percent growth in average earning assets along with a shift in balances to loans from securities. The percentage of average loans to total assets increased from 68 percent during the first quarter of 2005 to 71 percent during the first quarter of 2006. More than half of the credits in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus increases in the national prime rate, as experienced during the first quarter of 2006, have an immediate positive impact on interest income. On a tax-equivalent basis, interest income in the first quarter of 2006 totaled $44.2 million compared to $35.7 million in the first quarter of 2005, an increase of $8.5 million or 24 percent. As rates continued to move upward during the first quarter of 2006, Heartland experienced some movement in deposit balances from lower yielding accounts into higher yielding money market and certificate of deposit accounts. Interest expense for the first quarter of 2006 was $18.6 million compared to $13.0 million in the first quarter of 2005, an increase of $5.6 million or 43 percent.

Net interest income simulations reflect an asset sensitive posture leading to stronger earnings performance in a rising interest rate environment. Should the current rising rate environment reverse, net interest income would likely decline. In order to reduce the potentially negative impact a downward movement in interest rates would have on net interest income, Heartland entered into a two-year floor transaction on a notional $100.0 million in July 2005, a five-year collar transaction on a notional $50.0 million in September 2005 and an additional three-year collar transaction on a notional $50.0 million in April 2006.

Noninterest income increased by $1.5 million or 15 percent during the first quarter of 2006 compared to the same quarter in 2005. Rental income on operating leases represented $490 thousand or 33% of the increase in noninterest income. The increase in this category is directly related to the increase in the vehicles under operating lease at ULTEA, Inc., Heartland’s fleet management subsidiary, from 2,351 at March 31, 2005 to 2,462 at March 31, 2006. The other categories experiencing the largest increases were service charges and fees, loan servicing income and trust fees.

For the first quarter of 2006, noninterest expense increased $5.8 million or 26 percent in comparison with the same period in 2005. The largest component of noninterest expense, salaries and employee benefits, increased $1.9 million or 17 percent during the first quarter of 2006 in comparison to the first quarter of 2005. In addition to the merit increases for all salaried employees that are made on January 1 of each year, the growth in salaries and employee benefits expense was a result of additional staffing at the holding company to provide support services to the growing number of bank subsidiaries, the addition of branches at New Mexico Bank & Trust, Riverside Community Bank and Arizona Bank & Trust, and the new bank subsidiary being formed in Denver, Colorado, which began operations in October 2005 as a loan production office under the Rocky Mountain umbrella. Total full-time equivalent employees increased to 938 at March 31, 2006, from 859 at March 31, 2005. The previously mentioned judgment against Heartland and a bank subsidiary was also a major factor in the increase in noninterest expense. Exclusive of the $2.4 million judgment recorded during the first quarter of 2006, noninterest expense increased $3.4 million or 15 percent in comparison to the first quarter of 2005.

Fuller commented, “We continue to monitor the expense growth, particularly as it relates to our investment in new branches and our de novo, Summit Bank & Trust in Broomfield, Colorado. As I have noted in the past, however, the increase in noninterest expense should be seen as a measure of our commitment to build the infrastructure necessary to compete in our attractive western markets.”

Heartland’s effective tax rate was 28.81 percent for the first quarter of 2006 compared to 30.80 percent during the first quarter of 2005. Tax-exempt interest income as a percentage of pre-tax income was 25.66 percent during the first quarter of 2006 compared to 18.94 percent during the same quarter of 2005. The tax-equivalent adjustment for this tax-exempt interest income was $868,000 during the first quarter of 2006 compared to $775,000 during the same quarter in 2005. This increase in tax-exempt interest income partially mitigated the impact that reduced tax credits had on income taxes recorded during the first quarter of 2006. Income taxes recorded during the first quarter of 2005 included low-income housing tax credits totaling $440,000 for the year. During the first quarter of 2006, these credits decreased to approximately $225,000 for the year.

At March 31, 2006, total assets remained steady during the quarter at $2.8 billion. Total loans and leases were $2.0 billion at March 31, 2006, an increase of $37.8 million or 8 percent annualized since year-end 2005. This growth was an improvement over the $10.3 million or 2 percent annualized increase in loans experienced during the first quarter of 2005. The Heartland subsidiary banks experiencing notable loan growth since year-end 2005 were Dubuque Bank and Trust Company, New Mexico Bank & Trust and Rocky Mountain Bank. The commercial and commercial real estate loan category grew by $59.1 million or 18 percent annualized.

Total deposits at March 31, 2006, were $2.13 billion, an increase of $13.7 million for the quarter or nearly 3 percent annualized. As with loans, this was an improvement over the $6.7 million or 1 percent annualized growth experienced during the first quarter of 2005. Except for First Community Bank, New Mexico Bank & Trust and Rocky Mountain Bank, all of Heartland’s subsidiary banks increased deposits during the first quarter of 2006. Demand deposits experienced a $17.8 million or 20 percent annualized decline, in large part, due to normal seasonal fluctuations that many banks experience during the first quarter of the year. Savings deposit balances increased by $24.6 million or 13 percent annualized and time deposit balances increased $6.8 million or 3 percent annualized. Of particular note is that all of the growth in time deposits occurred in deposits from local markets as total brokered deposits decreased from $145.5 million at year-end 2005 to $115.4 million at March 31, 2006, and exclusive of brokered deposits, time deposits increased $37.0 million or 17 percent annualized. As interest rates have increased, many deposit customers have shifted a portion of their lower yielding deposit balances into higher yielding money market and certificate of deposit accounts. The Heartland bank subsidiaries have priced these products competitively in order to retain existing deposit customers, as well as to attract new customers.

“Competition for retail deposit growth appears to be growing in intensity as rates gradually move higher. While we realize we need to pay competitive rates, our primary focus continues to be on relationship building and targeted promotions,” Fuller stated.

The allowance for loan and lease losses at March 31, 2006, was 1.44 percent of loans and 172 percent of nonperforming loans, compared to 1.42 percent of loans and 185 percent of nonperforming loans at December 31, 2005. Provision for loan losses decreased $192,000 or 14 percent during the first quarter of 2006 compared to the same quarter of 2005, primarily as a result of the $286,000 recovery awarded to Wisconsin Community Bank under the previously discussed court decision. Nonperforming loans were $16.7 million or .84 percent of total loans and leases at March 31, 2006, compared to $15.0 million or 0.77 percent of total loans and leases at December 31, 2005, primarily due to two credits at Rocky Mountain Bank. Management does not feel this increase is an indication of any trend developing and, because of the net realizable value of collateral, guarantees and other factors, does not expect losses on Heartland’s nonperforming loans to be significant and has specifically provided for any probable losses in the allowance for loan and lease losses.

According to Fuller, “Asset quality continues as one of Heartland’s franchise strengths. Despite a slight uptick in nonperforming loans, we continue to emphasize credit quality and disciplined lending ahead of loan volume.”

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $2.8 billion diversified financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses in 43 communities in nine states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota and Massachusetts. Heartland Financial USA, Inc. is listed on NASDAQ. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2006	3/31/2005
Interest Income
Interest and fees on loans and leases	$37,918	$29,988
Interest on securities and other:
Taxable	3,883	3,531
Nontaxable	1,428	1,325
Interest on federal funds sold	174	47
Interest on interest bearing deposits in other financial institutions	5	68
Total Interest Income	43,408	34,959
Interest Expense
Interest on deposits	13,087	9,182
Interest on short-term borrowings	2,451	1,264
Interest on other borrowings	3,044	2,506
Total Interest Expense	18,582	12,952
Net Interest Income	24,826	22,007
Provision for loan and lease losses	1,172	1,364
Net Interest Income After Provision for Loan and Lease Losses	23,654	20,643
Noninterest Income
Service charges and fees	2,601	2,240
Loan servicing income	980	658
Trust fees	1,817	1,595
Brokerage commissions	243	223
Insurance commissions	136	137
Securities gains (losses), net	132	53
Gain (loss) on trading account securities	33	18
Rental income on operating leases	4,061	3,571
Gains on sale of loans	550	532
Valuation adjustment on mortgage servicing rights	-	16
Income on bank owned life insurance	293	263
Other noninterest income	339	409
Total Noninterest Income	11,185	9,715
Noninterest Expense
Salaries and employee benefits	13,084	11,182
Occupancy	1,793	1,626
Furniture and equipment	1,691	1,367
Depreciation on equipment under operating leases	3,255	2,928
Outside services	2,156	1,998
Advertising	1,124	809
Other intangible amortization	228	270
Other noninterest expenses	5,225	2,571
Total Noninterest Expense	28,556	22,751
Income Before Income Taxes	6,283	7,607
Income taxes	1,810	2,343
Net Income	$4,473	$5,264
Earnings per common share-basic	$.27	$.32
Earnings per common share-diluted	$.27	$.32
Weighted average shares outstanding-basic	16,430,504	16,479,244
Weighted average share outstanding-diluted	16,638,458	16,704,808

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Interest Income
Interest and fees on loans and leases	$ 37,918	$ 36,283	$ 34,975	$ 32,596	$ 29,988
Interest on securities and other:
Taxable	3,883	3,469	3,329	3,567	3,531
Nontaxable	1,428	1,469	1,385	1,333	1,325
Interest on federal funds sold	174	327	44	57	47
Interest on interest bearing deposits in other financial institutions	5	68	62	79	68
Total Interest Income	43,408	41,616	39,795	37,632	34,959
Interest Expense
Interest on deposits	13,087	12,473	11,446	10,282	9,182
Interest on short-term borrowings	2,451	2,146	1,866	1,709	1,264
Interest on other borrowings	3,044	2,915	2,806	2,540	2,506
Total Interest Expense	18,582	17,534	16,118	14,531	12,952
Net Interest Income	24,826	24,082	23,677	23,101	22,007
Provision for loan and lease losses	1,172	2,169	1,395	1,636	1,364
Net Interest Income After Provision for Loan and Lease Losses	23,654	21,913	22,282	21,465	20,643
Noninterest Income
Service charges and fees	2,601	2,339	2,437	2,307	2,240
Loan servicing income	980	886	823	726	658
Trust fees	1,817	1,742	1,588	1,605	1,595
Brokerage commissions	243	193	185	255	223
Insurance commissions	136	150	129	129	137
Securities gains (losses), net	132	105	60	(20)	53
Gain (loss) on trading account securities	33	-	(3)	(26)	18
Rental income on operating leases	4,061	4,045	4,002	3,845	3,571
Gains on sale of loans	550	600	796	644	532
Valuation adjustment on mortgage servicing rights	-	33	24	(34)	16
Income on bank owned life insurance	293	317	220	243	263
Other noninterest income	339	277	882	366	409
Total Noninterest Income	11,185	10,687	11,143	10,040	9,715
Noninterest Expense
Salaries and employee benefits	13,084	11,898	11,720	11,529	11,182
Occupancy	1,793	1,399	1,458	1,534	1,626
Furniture and equipment	1,691	1,658	1,620	1,542	1,367
Depreciation on equipment under operating leases	3,255	3,275	3,253	3,141	2,928
Outside services	2,156	2,345	2,080	1,957	1,998
Advertising	1,124	952	805	767	809
Other intangibles amortization	228	253	254	237	270
Other noninterest expenses	5,225	2,832	3,000	2,752	2,571
Total Noninterest Expense	28,556	24,612	24,190	23,459	22,751
Income Before Income Taxes	6,283	7,988	9,235	8,046	7,607
Income taxes	1,810	2,224	2,943	2,640	2,343
Net Income	$ 4,473	$ 5,764	$ 6,292	$ 5,406	$ 5,264
Earnings per common share-basic	$ .27	$ .35	$ .38	$ .33	$ .32
Earnings per common share-diluted	$ .27	$ .35	$ .38	$ .32	$ .32
Weighted average shares outstanding-basic	16,430,504	16,367,210	16,398,747	16,420,073	16,479,244
Weighted average shares outstanding-diluted	16,638,458	16,659,995	16,693,661	16,722,383	16,704,808

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	03/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Assets
Cash and cash equivalents	$ 48,355	$ 81,021	$ 70,953	$ 85,011	$ 83,533
Time deposits in other financial institutions	-	-	-	-	1,190
Securities	520,062	527,767	498,054	507,985	524,448
Loans held for sale	38,885	40,745	47,987	50,329	41,710
Loans and leases:
Held to maturity	1,990,852	1,953,066	1,915,430	1,854,926	1,783,256
Allowance for loan and lease losses	(28,674)	(27,791)	(27,362)	(26,676)	(26,011)
Loans and leases, net	1,962,178	1,925,275	1,888,068	1,828,250	1,757,245
Assets under operating lease	39,634	40,644	40,222	41,045	37,379
Premises, furniture and equipment, net	102,462	92,769	91,087	88,440	85,234
Goodwill	35,398	35,398	35,398	35,398	35,398
Other intangible assets, net	8,958	9,159	9,354	9,568	9,855
Cash surrender value on life insurance	33,124	32,804	32,460	32,439	32,165
Other assets	33,705	32,750	32,853	33,563	23,580
Total Assets	$ 2,822,761	$ 2,818,332	$ 2,746,436	$ 2,712,028	$ 2,631,737

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 334,940	$ 352,707	$ 349,763	$ 329,577	$ 314,430
Savings	778,960	754,360	741,104	764,918	750,982
Time	1,017,955	1,011,111	992,592	957,918	925,163
Total deposits	2,131,855	2,118,178	2,083,459	2,052,413	1,990,575
Short-term borrowings	232,506	255,623	214,808	231,532	221,081
Other borrowings	232,025	220,871	229,653	211,654	215,423
Accrued expenses and other liabilities	36,243	35,848	33,338	34,183	28,659
Total Liabilities	2,632,629	2,630,520	2,561,258	2,529,782	2,455,738
Stockholders’ Equity	190,132	187,812	185,178	182,246	175,999
Total Liabilities and Stockholders’ Equity	$ 2,822,761	$ 2,818,332	$ 2,746,436	$ 2,712,028	$ 2,631,737

Common Share Data
Book value per common share	$ 11.49	$ 11.46	$ 11.31	$ 11.11	$ 10.68
FAS 115 effect on book value per common share	$ (0.13)	$ (0.06)	$ 0.06	$ 0.15	$ (0.08)
Common shares outstanding, net of treasury	16,547,079	16,390,416	16,368,161	16,399,470	16,481,082

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	03/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Average Balances
Assets	$ 2,798,216	$ 2,782,541	$ 2,747,631	$ 2,680,435	$ 2,623,349
Loans and leases, net of unearned	2,001,778	1,971,707	1,939,220	1,865,302	1,805,551
Deposits	2,103,785	2,101,318	2,075,004	2,022,879	1,977,957
Earning assets	2,514,629	2,498,735	2,437,936	2,381,733	2,328,670
Interest bearing liabilities	2,243,951	2,214,483	2,190,156	2,146,900	2,094,528
Stockholders’ equity	189,803	185,229	182,906	178,894	177,075

Earnings Performance Ratios
Annualized return on average assets	0.65%	0.82%	0.91%	0.81%	0.81%
Annualized return on average equity	9.56	12.35	13.65	12.12	12.06
Annualized net interest margin(1)	4.14	3.97	3.99	4.03	3.97
Efficiency ratio(2)	77.71	69.22	67.96	69.02	70.12
Efficiency ratio, banks only(2)	70.66	62.24	62.62	62.15	64.55

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Quarter	the Year	the Quarter	the Year
	Ended	Ended	Ended	Ended
	3/31/2006	12/31/2005	3/31/2005	12/31/2004
Loan and Lease Data
Commercial and commercial real estate	$ 1,363,204	$ 1,304,080	$ 1,155,975	$ 1,162,103
Residential mortgage	211,349	219,671	216,247	212,842
Agricultural and agricultural real estate	217,701	230,357	223,528	217,860
Consumer	180,929	181,019	174,488	167,109
Direct financing leases, net	21,170	21,586	16,139	16,284
Unearned discount and deferred loan fees	(3,501)	(3,647)	(3,121)	(3,244)
Total loans and leases	$ 1,990,852	$ 1,953,066	$ 1,783,256	$ 1,772,954

Asset Quality
Nonaccrual loans	$ 16,115	$ 14,877	$ 12,825	$ 9,837
Loans past due ninety days or more as to interest or principal payments	599	115	538	88
Other real estate owned	2,612	1,586	423	425
Other repossessed assets	387	471	196	313
Total nonperforming assets	$ 19,713	$ 17,049	$ 13,982	$ 10,663

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 27,791	$ 24,973	$ 24,973	$ 18,490
Provision for loan and lease losses	1,172	6,564	1,364	4,846
Loans charged off	(778)	(4,579)	(962)	(3,617)
Recoveries	489	1,152	636	1,005
Reclass for unfunded commitments to other liabilities	-	(319)	-	-
Addition related to acquired bank	-	-	-	4,249
Balance, end of period	$ 28,674	$ 27,791	$ 26,011	$ 24,973

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.84%	0.77%	0.75%	0.56%
Ratio of nonperforming assets to total assets	0.70	0.60	0.53	0.41
Ratio of net loan chargeoffs to average loans and leases	0.01	0.18	0.02	0.16
Allowance for loan losses as a percent of loans and leases	1.44	1.42	1.46	1.41
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases	171.56	185.37	194.65	251.62

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	3/31/2006			3/31/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$395,503	$3,883	3.98%	$416,740	$3,531	3.44%
Nontaxable(1)	129,570	2,197	6.88	116,890	2,038	7.07
Total securities	525,073	6,080	4.70	533,630	5,569	4.23
Interest bearing deposits	426	5	4.76	6,973	68	3.95
Federal funds sold	15,501	174	4.55	7,859	47	2.43
Loans and leases:
Commercial and commercial real estate(1)	1,357,353	24,332	7.27	1,177,548	17,992	6.20
Residential mortgage	223,340	3,481	6.32	221,207	3,433	6.29
Agricultural and agricultural real estate(1)	219,026	4,238	7.85	220,484	3,641	6.70
Consumer	180,965	4,265	9.56	169,922	3,544	8.46
Direct financing leases, net	21,094	339	6.52	16,390	227	5.62
Fees on loans	-	1,362	-	-	1,213	-
Less: allowance for loan and lease losses	(28,149)	-	-	(25,343)	-	-
Net loans and leases	1,973,629	38,017	7.81	1,780,208	30,050	6.85
Total earning assets	2,514,629	44,276	7.14	2,328,670	35,734	6.22
Nonearning Assets	283,587	-	-	294,679	-	-
Total Assets	$2,798,216	$44,276	6.42%	$2,623,349	$35,734	5.52%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$763,914	$3,840	2.04%	$750,706	$2,040	1.10%
Time, $100,000 and over	221,249	2,061	3.78	166,486	1,187	2.89
Other time deposits	785,248	7,186	3.71	745,458	5,955	3.24
Short-term borrowings	243,446	2,451	4.08	229,261	1,264	2.24
Other borrowings	230,094	3,044	5.37	202,617	2,506	5.02
Total interest bearing liabilities	2,243,951	18,582	3.36	2,094,528	12,952	2.51
Noninterest Bearing Liabilities
Noninterest bearing deposits	333,374	-	-	315,307	-	-
Accrued interest and other liabilities	31,088	-	-	36,439	-	-
Total noninterest bearing liabilities	364,462	-	-	351,746	-	-
Stockholders’ Equity	189,803	-	-	177,075	-	-
Total Liabilities and Stockholders’ Equity	$2,798,216	$18,582	2.69%	$2,623,349	$12,952	2.00%
Net interest income(1)		$25,694			$22,782
Net interest income to total earning assets(1)			4.14%			3.97%
Interest bearing liabilities to earning assets	89.24%			89.95%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended March 31, 2006	As of and For the Year Ended December 31, 2005	As of and For the Quarter Ended March 31, 2005	As of and For the Year Ended December 31, 2004
Total Assets
Dubuque Bank and Trust Company	$816,469	$833,885	$772,048	$750,517
New Mexico Bank & Trust	531,240	557,062	482,680	490,582
Wisconsin Community Bank	386,014	390,842	379,271	385,116
Rocky Mountain Bank	387,890	388,149	374,148	374,242
Galena State Bank and Trust Company	242,884	241,719	219,405	220,018
Riverside Community Bank	193,453	195,099	188,794	193,314
Arizona Bank & Trust	138,060	136,832	94,046	85,850
First Community Bank	119,891	121,337	120,112	116,654

Total Deposits
Dubuque Bank and Trust Company	$612,723	$608,687	$576,145	$579,895
New Mexico Bank & Trust	387,243	388,935	349,870	325,527
Wisconsin Community Bank	318,274	311,436	318,534	327,221
Rocky Mountain Bank	305,266	306,967	290,219	290,390
Galena State Bank and Trust Company	180,988	179,437	163,654	168,109
Riverside Community Bank	156,452	153,791	146,050	143,797
Arizona Bank & Trust	120,533	118,959	67,029	73,199
First Community Bank	92,562	95,506	96,251	95,529

Return on Average Assets
Dubuque Bank and Trust Company	1.37%	1.28%	1.33%	1.38%
New Mexico Bank & Trust	1.05	1.10	1.15	1.13
Wisconsin Community Bank	(0.57)	0.63	0.49	0.59
Rocky Mountain Bank	0.88	0.72	0.50	1.05
Galena State Bank and Trust Company	1.23	1.22	1.26	1.33
Riverside Community Bank	0.42	0.83	0.73	0.97
Arizona Bank & Trust	0.21	0.19	(0.06)	(1.35)
First Community Bank	1.03	1.00	1.08	1.00

Net Interest Margin
Dubuque Bank and Trust Company	3.57%	3.48%	3.51%	3.58%
New Mexico Bank & Trust	5.09	4.75	4.74	4.98
Wisconsin Community Bank	3.98	3.75	3.66	3.50
Rocky Mountain Bank	5.37	4.93	4.46	4.63
Galena State Bank and Trust Company	3.35	3.43	3.61	3.43
Riverside Community Bank	3.78	3.76	3.84	3.74
Arizona Bank & Trust	4.79	5.03	5.26	4.94
First Community Bank	3.91	3.80	3.67	3.72

Net Income
Dubuque Bank and Trust Company	$2,734	$10,156	$2,536	$10,427
New Mexico Bank & Trust	1,385	5,565	1,372	4,712
Wisconsin Community Bank	(538)	2,444	457	2,208
Rocky Mountain Bank	829	2,757	457	2,332
Galena State Bank and Trust Company	724	2,808	684	2,926
Riverside Community Bank	199	1,608	342	1,731
Arizona Bank & Trust	71	199	(14)	(822)
First Community Bank	303	1,198	313	1,145

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS

	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As Percent Of Total Loans
As of March 31, 2006:
Dubuque Bank and Trust Company	$594,028	$7,366	$997	1.24%
New Mexico Bank & Trust	338,486	4,761	2,145	1.41
Wisconsin Community Bank	263,261	4,233	1,334	1.61
Rocky Mountain Bank	286,347	4,246	9,295	1.48
Galena State Bank and Trust Company	180,246	2,205	1,185	1.22
Riverside Community Bank	131,571	1,740	421	1.32
Arizona Bank & Trust	98,321	1,345	-	1.37
First Community Bank	83,006	1,247	893	1.50

As of December 31, 2005:
Dubuque Bank and Trust Company	$575,293	$7,376	$2,745	1.28%
New Mexico Bank & Trust	330,609	4,497	2,359	1.36
Wisconsin Community Bank	270,837	4,285	1,321	1.58
Rocky Mountain Bank	279,230	4,048	5,634	1.45
Galena State Bank and Trust Company	176,813	2,181	965	1.23
Riverside Community Bank	132,781	1,674	462	1.26
Arizona Bank & Trust	94,285	1,181	7	1.25
First Community Bank	83,506	1,191	992	1.43

As of March 31, 2005:
Dubuque Bank and Trust Company	$535,563	$6,793	$3,426	1.27%
New Mexico Bank & Trust	296,900	4,341	2,501	1.46
Wisconsin Community Bank	253,951	4,142	876	1.63
Rocky Mountain Bank	261,863	4,077	3,751	1.56
Galena State Bank and Trust Company	151,297	1,805	189	1.19
Riverside Community Bank	128,923	1,752	1,657	1.36
Arizona Bank & Trust	69,986	877	-	1.25
First Community Bank	75,764	1,002	693	1.32

As of December 31, 2004:
Dubuque Bank and Trust Company	$525,456	$6,584	$2,405	1.25%
New Mexico Bank & Trust	297,695	4,232	725	1.42
Rocky Mountain Bank	262,240	3,947	596	1.51
Wisconsin Community Bank	265,916	4,098	2,966	1.54
Galena State Bank and Trust Company	145,013	1,749	697	1.21
Riverside Community Bank	129,390	1,553	1,662	1.20
Arizona Bank & Trust	61,630	771	-	1.25
First Community Bank	76,047	999	572	1.31